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July 28, 2026

Lincoln Bain Capital Total Credit Fund

1301 South Harrison Street

Fort Wayne, Indiana 46802

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Lincoln Bain Capital Total Credit Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-285896) as originally filed on March 19, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on or about the date hereof (the “Registration Statement”), relating to the proposed issuance of the Fund’s common shares of beneficial interest, no par value (the “Shares”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Fund, as amended;

(iii)	the Amended and Restated Agreement and Declaration of Trust of the Fund;

(iv)	the Amended and Restated By-Laws of the Fund;

(v)	resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares; and

(vi)	a Certificate of Good Standing issued by the Delaware Secretary of State.

July 28, 2026 Page 2

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, trustees, employees and representatives of the Fund without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the Shares have been duly authorized and that when the Shares are issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware Statutory Trust Act and judicial interpretations thereof.

This opinion letter has been prepared solely in connection with the Registration Statement. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and facts known to us on the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Counsel” in the Statement of Additional Information which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP